EXHIBIT 99.1

Thermon Reports Record First Quarter Results

Company Announces Record First Quarter Revenue of $67 Million, Backlog of $117 Million, Record First Quarter EPS of $0.21 and Return on Equity of 38%

SAN MARCOS, Texas, Aug. 7, 2012 (GLOBE NEWSWIRE) -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon" or the "Company") today announced consolidated financial results for the first quarter ended June 30, 2012. The Company posted record first quarter revenue of $67.2 million, record first quarter EPS of $0.21 and record Adjusted EPS of $0.23 which excludes optional bond redemption expenses.

Highlights for the quarter and comparisons versus the prior year quarter include:

  Revenue growth of $2.6 million or 4%
  Gross profit growth of $1.4 million or 4%
  Record first quarter gross margin percentage of 49.6%
  EPS of $0.21 and Adjusted EPS of $0.23
  Backlog increased to $117.3 million
  Return on equity of 38% measured by annualized Q1 Adjusted EBITDA
  On May 1, 2012, the Company completed a partial redemption of $21.0 million of long-term debt thereby reducing the outstanding balance to $118.1 million.

"Thermon demonstrated another solid fiscal quarter in Q1. Our revenue was negatively impacted by approximately $3.7 million due to strength in the US Dollar and also due to the timing of shipments on certain construction schedules. Despite these headwinds we set a first quarter record for gross margin percentage and a new all time record for Adjusted EPS, again demonstrating our strong business model," said Rodney Bingham, President and Chief Executive Officer.

Q1 2013 revenue of $67.2 million reflects growth of 4% compared to revenue of $64.6 million in Q1 2012. The Company experienced significant backlog growth in both hemispheres with Western increasing 52% and Eastern increasing 32% as compared to ending backlog of Q1 2012.

Gross margin as a percentage of revenue increased slightly to 49.6% of revenue in Q1 2013 versus 49.5% in Q1 2012. Adjusted EBITDA excluding management fees was $18.3 million, an increase of $0.5 million or 3% from $17.9 million generated in Q1 2012.

Q1 2013 net income of $6.6 million reflected improvement of $11.6 million versus the net loss of $5.0 million in Q1 2012. Net income in the current quarter was negatively impacted by approximately one cent per share from the combined effects of foreign exchange when considering both transaction and translation effects. Excluding transaction expenses, the Company generated adjusted net income of $7.3 million and $0.23 per fully diluted common share in the current quarter. This performance reflects growth of $0.03 per diluted share, versus Q1 2012, or 15%.

On May 1, 2012 the Company completed an optional redemption of $21 million of long-term debt, ending the quarter with a balance of $118.1 million. Total redemptions of $91.9 million from the beginning of fiscal 2012 reduce interest expense by approximately $8.7 million annually.

Adjustments to GAAP net income in Q1 2012 and Q1 2013 are due to capital market transactions, primarily the effects of our initial public offering in fiscal 2012 and the effect of optional redemptions of our long-term debt in fiscal 2013 and fiscal 2012. See the tables titled "Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Return on Equity" and "Reconciliation of Net Income (Loss) to Adjusted Net Income and EPS" for additional details.

Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q1 2013 results during a conference call today at 10:00 a.m. (Central Standard Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

The Thermon logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7808

Non-GAAP Financial Measures

Disclosure in this release to "Adjusted EPS," "Adjusted EBITDA excluding management fees," "Adjusted net income" and "Return on equity" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted net income" and "Adjusted earnings per share (or EPS)" represents net income before certain transaction expenses and expenses related with debt redemptions, per fully-diluted common share. "Adjusted EBITDA excluding management fees" represents net income (loss) before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense, transaction expenses incurred in connection with the CHS Transactions and our initial public offering, and other transactions not associated with our ongoing operations, such as the loss on retirement of debt, as adjusted to further exclude management and termination fees paid to our private equity sponsors. "Return on equity" represents "Adjusted EBITDA excluding management fees" for the three month period ended June 30, 2012 that is multiplied times four to represent a full year's results, divided by the average of total shareholders' equity at June 30, 2012 and March 31, 2012. We believe that the average equity properly accounts for net income that occurred during the three months ended June 30, 2012.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income or Return on equity. Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income (loss), net income (loss) per share and other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity are calculated from our net income (loss) and a reconciliation of our Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity to net income (loss) per share and net income, as applicable, see the sections of this release titled "Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Return on Equity" and "Reconciliation of Net Income (Loss) to Adjusted Net Income and EPS."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) changes in relevant currency exchange rates; (iv) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (v) a material disruption at any of our manufacturing facilities; (vi) our dependence on subcontractors and suppliers; (vii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (viii) competition from various other sources providing similar heat tracing products and services, or other alternative technologies, to customers; (ix) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (x) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xi) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, as filed with the Securities and Exchange Commission on June 8, 2012.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in Thousands)

	June 30, 2012	March 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 13,630	$ 21,468
Accounts receivable, net of allowance for doubtful accounts of $878 and $1,434 as of June 30, 2012 and March 31, 2012, respectively	53,770	50,037
Inventories, net	36,300	38,453
Costs and estimated earnings in excess of billings on uncompleted contracts	1,437	1,996
Income taxes receivable	6,416	5,193
Prepaid expenses and other current assets	6,988	6,853
Deferred income taxes	3,459	3,664
Total current assets	122,000	127,664
Property, plant and equipment, net	28,030	27,661
Goodwill	115,592	118,007
Intangible assets, net	139,573	144,801
Debt issuance costs, net	6,265	7,446
Total Assets	$ 411,460	$ 425,579

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$ 15,034	$ 15,728
Accrued liabilities	15,278	22,442
Obligations due to settle the CHS Transactions	3,397	3,528
Revolving lines of credit	12,769	–
Current portion of long term debt	–	21,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,952	2,446
Income taxes payable	3,193	1,374
Total current liabilities	51,623	66,518

Long-term debt, net of current maturities	118,145	118,145
Deferred income taxes	42,421	45,999
Other noncurrent liabilities	2,425	2,437
Total liabilities	$214,614	$233,099

Shareholders' equity:
Common Stock	30	30
Additional paid in capital	195,212	191,998
Foreign currency translation adjustment	(2,086)	3,362
Retained earnings (accumulated deficit)	3,690	(2,910)
Total shareholders' equity	196,846	192,480
Total liabilities and shareholders' equity	$ 411,460	$ 425,579

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended
	June 30, 2012	June 30, 2011
Sales	$ 67,213	$ 64,618
Cost of sales	33,874	32,629
Gross profit	33,339	31,989
Operating expenses:
Marketing, general and administrative and engineering	15,957	15,170
Stock compensation expense	58	6,341
Management fees (a)	–	8,105
Amortization of other intangible assets	2,794	2,885
Income from operations	14,530	(512)

Interest expense, net	(3,160)	(4,385)
Acceleration of unamortized debt cost	(871)	(1,871)
Debt cost amortization	(309)	(443)
Loss on retirement of senior notes	–	(630)
Interest expense, net	(4,340)	(7,329)
Other income and (expense)	44	(14)
Income (loss) before provision for taxes	10,234	(7,855)
Income tax expense ( benefit)	3,634	(2,889)
Net income (loss)	$ 6,600	$ (4,966)

Net income (loss) per common share:
Basic income (loss) per share	$0.22	$(0.18)
Diluted income (loss) per share	$0.21	$(0.18)
Weighted –average shares used in computing net loss per common share:
Basic common shares	30,341	27,739
Fully-diluted common shares	31,410	27,739

(a) Management Fees for the three month period ended June 30, 2011 includes $7.8 million in termination fees paid to our private equity sponsors at the completion of the IPO in Q1 2012. The fees were paid in settlement of the remaining term of the management services agreement that was in place prior to the IPO.

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Return on Equity
(Unaudited, in Thousands except per share amounts)

Adjusted EBITDA excluding management fees and Return on Equity	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
Net income (loss)	$ 6,600	$ (4,966)
Interest expense, net	4,340	7,329
Income tax expense (benefit)	3,634	(2,889)
Depreciation and amortization expense	3,417	3,946
EBITDA—non-GAAP basis	$ 17,991	$ 3,420
Stock compensation expense	58	6,341
Expenses related to the fiscal 2013 Shelf Registration	273	—
Adjusted EBITDA—non-GAAP basis	$ 18,322	$ 9,761
Termination of management fee agreement with private equity sponsor	—	8,105
Adjusted EBITDA excluding management fees – non-GAAP basis	$18,322	$17,866

Adjusted EBITDA – Annualized for a full fiscal year	$ 73,288

Average total shareholders' equity for the three month period ended June 30, 2012	$ 194,663

Return on Equity – non-GAAP basis	38%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and EPS	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Adjustment to:

GAAP Net income (loss)	$ 6,600	$ (4,966)

Acceleration of stock compensation in connection with the IPO	—--	6,341	Operating expenses
Management fees which terminated at the IPO	—--	8,105	Operating expenses
Expenses related to the fiscal 2013 Shelf Registration	273	—	Operating Expenses
Premium paid on redemption of long term debt	—	630	Loss on retirement of debt
Acceleration of unamortized debt costs	871	1,871	Loss on retirement of debt
Tax effect of financial adjustments	(401)	(5,982)	Income tax benefit
Adjusted Net Income (loss) – non-GAAP basis	$ 7,343	$ 5,999

Adjusted fully-diluted earnings per common share – non –GAAP basis	$ 0.23	$ 0.20

Fully-diluted common shares	31,410	27,739
CONTACT: Sarah Alexander
         (512) 396-5801
 Investor.Relations@thermon.com